Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Parent	Subsidiary	Percentage of Ownership	State of Incorporation or Organization

Great Southern Bancorp, Inc.	Great Southern Bank	100%	Missouri
Great Southern Bancorp, Inc.	Great Southern Capital Trust II	100%(1)	Delaware
Great Southern Bank	Great Southern Real Estate Development Corporation	100%	Missouri
Great Southern Bank	Great Southern Community Development Company, L.L.C.	100%	Missouri
Great Southern Bank	Great Southern Financial Corporation	100%	Missouri
Great Southern Bank	GS, L.L.C.	100%	Missouri
Great Southern Bank	GSSC, L.L.C.	100%	Missouri
Great Southern Bank	GSTC Investments, L.L.C.	100%	Missouri
Great Southern Bank	GSRE Holding, L.L.C.	100%	Missouri
Great Southern Bank	GSRE Holding II, L.L.C.	100%	Missouri
Great Southern Bank	GSRE Holding III, L.L.C.	100%	Missouri
Great Southern Bank	VFP Conclusion Holding, L.L.C.	50%	Missouri
Great Southern Bank	VFP Conclusion Holding II, L.L.C.	50%	Missouri
Great Southern Bank	GSB One, L.L.C.	100%	Missouri
GSB One, L.L.C.	GSB Two, L.L.C.	89%	Missouri
GSRE Holding, L.L.C.	GSRE Management, L.L.C.	100%	Missouri
Great Southern Community Development Company, L.L.C.	Great Southern CDE, L.L.C.	100%	Missouri

___________________

(1) Reflects ownership of 100% of the common securities of the trust.